UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
Viacom Inc.
(Exact name of registrant as specified in its charter)
Delaware	20-3515052
(State of incorporation or organization)	(I.R.S. Employer Identification Number)
1515 Broadway New York, NY 10036 (212) 258-6000
(Address, including Zip Code, and telephone number ,including Area Code, of registrant’s principal executive offices
Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.85% Senior Notes due 2055	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-139086
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The title of the Registrant’s securities to be registered hereunder is 6.85% Senior Notes due 2055. Incorporated herein by reference is the description of the securities to be registered hereunder set forth under the caption “Description of Debt Securities” in the Registrant’s registration statement on Form S-3 (Registration No. 333-139086), filed with the Securities and Exchange Commission on December 1, 2006 (the “Registration Statement”) as supplemented by the description of the securities set forth under the caption “Description of the Senior Notes” in the prospectus supplement dated December 6, 2006, filed with the Securities and Exchange Commission on December 8, 2006.

Item 2.	Exhibits
1

Amended and Restated Certificate of Incorporation of Viacom Inc., effective December 31, 2005 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Viacom Inc. filed March 16, 2006) (File No. 001-32686).

2

Amended and Restated Bylaws of Viacom Inc., effective December 31, 2005 (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Viacom Inc. filed March 16, 2006) (File No. 001-32686).

3	Form of Viacom Inc.’s 6.85% Senior Notes due 2055 (incorporated by reference to Exhibit A of Exhibit 4.1 to the Current Report on Form 8-K of Viacom Inc. filed December 19, 2006) (File No. 001-32686).
4

Indenture, dated as of April 12, 2006 between Viacom Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Viacom Inc. filed April 17, 2006) (File No. 001-32686).

5

First Supplemental Indenture, dated as of April 12, 2006 between Viacom Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Viacom Inc. filed April 17, 2006) (File No. 001-32686).

6

Second Supplemental Indenture, dated as of June 16, 2006 between Viacom Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 of Viacom Inc. filed August 21, 2006) (File No. 333-136756).

7

Third Supplemental Indenture, dated as of December 13, 2006 between Viacom Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Viacom Inc. filed December 19, 2006) (File No. 001-32686).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

December 20, 2006

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